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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FIRST DATA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            FIRST DATA CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF FIRST DATA CORP APPEARS HERE]

                            FIRST DATA CORPORATION
                             401 HACKENSACK AVENUE
                         HACKENSACK, NEW JERSEY 07601


                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 13, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the "Company"), will be held at the Company's corporate offices, at 5660 New Northside Drive, Atlanta, Georgia 30328 on Wednesday, May 13, 1998, at 11:30 a.m. (E.D.T.), for the following purposes:

    1. The election of three directors;

    2. The approval of an increase in the number of shares issuable under the Company's 1992 Long-Term Incentive Plan by 22,000,000 shares of the Company's Common Stock;

    3. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 1998; and

    4. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Stockholders of record at the close of business on March 16, 1998 (the "Record Date") will be entitled to vote at the meeting and any adjournment or postponement thereof.

  You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope.

                                          By Order of the Board of Directors
                                          [SIGNATURE OF MICHAEL T. WHEALY]

                                          Michael T. Whealy
                                          Corporate Secretary
                                          March 26, 1998

                            YOUR VOTE IS IMPORTANT

  WHETHER YOU OWN A FEW OR MANY SHARES OF COMMON STOCK, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

                            FIRST DATA CORPORATION

                                PROXY STATEMENT

  This Proxy Statement is furnished to the stockholders of First Data Corporation ("FDC" or the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held at 11:30 a.m., (E.D.T.), on Wednesday, May 13, 1998, and any adjournment or postponement thereof. The meeting will be held at the Company's corporate offices, at 5660 New Northside Drive, Atlanta, Georgia 30328. A copy of the notice of the meeting is attached. This Proxy Statement and the accompanying form of proxy are first being mailed on or about March 26, 1998 to stockholders of record as of March 16, 1998 (the "Record Date"). The only voting securities of the Company are shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which there were 447,854,978 shares outstanding as of the Record Date (excluding treasury stock).

  The Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 1997, accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission may be obtained without charge from the Company by writing to Investor Relations, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
The Proxy Process and Shareholder Voting..................................    2
Frequently Asked Questions................................................    2
Proposals Submitted for Shareholder Vote..................................    5
  Proposal 1 --Election of Directors......................................    5
  Proposal 2 --The approval of an increase in the number of shares issuable under the Company's 1992 Long-Term Incentive Plan
               by 22,000,000 shares of the Company's Common Stock.........    5
  Proposal 3 --The ratification of the selection of Ernst & Young LLP as
               independent auditors of the Company for 1998...............    8
The Board of Directors....................................................    9
Governance of the Company.................................................   11
Committees of the Board of Directors......................................   11
Common Stock Ownership of Directors and Executive Officers................   12
Compensation of Directors.................................................   12
Executive Compensation Report by the Compensation and Benefits Committee..   13
Summary Compensation Table................................................   16
Option Grants in 1997.....................................................   17
Aggregated Option Exercises in 1997 and Year-End 1997 Option Values.......   18
Long-Term Incentive Plans--Awards in 1997.................................   18
Retirement Plans..........................................................   19
Performance Graph.........................................................   20
Certain Transactions and Other Matters....................................   21
Section 16(a) Beneficial Ownership Reporting Compliance...................   22
Principal Holders of Common Stock.........................................   22
Exhibit A--1992 Long-Term Incentive Plan (as amended subject to shareholder approval)

                   THE PROXY PROCESS AND SHAREHOLDER VOTING

  The proxy process is the means by which corporate shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. This PROXY STATEMENT provides notice of a scheduled shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying PROXY CARD provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person. By executing the Proxy Card, you authorize Henry C. Duques and Michael
T. Whealy to act as your PROXIES to vote your shares as specified.

  The form and content of the proxy materials, the proxy process and shareholder voting requirements all are subject to extensive state and federal regulation intended to assure that shareholders are provided a meaningful voice in the governance and direction of the corporations in which they own stock.

  The proxy voting mechanism also is vitally important to the Company. In order for the Company to obtain the necessary shareholder approval of proposals, a "QUORUM" of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote.

  It is important that you vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders.

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              FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY PROCESS

Q1: WHY DID I RECEIVE THESE MATERIALS?

A: Shareholders of the Company as of the close of business on the March 16, 1998 "RECORD DATE" are entitled to vote at the Company's Annual Meeting. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date.

Q2: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS?

A: This means you own shares of the Company that are registered differently. For example, you may own some shares directly as a "REGISTERED HOLDER" and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope; make sure you return each proxy card in the return envelope which accompanied that proxy card.

Q3: HOW DO I VOTE?

A: Sign and date each proxy card you receive, indicating your voting preferences on each proposal, and return each proxy card in the prepaid envelope which accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposals. All outstanding shares of Common Stock represented by your signed and dated proxy received in time for the 1998 Annual Meeting will be voted.

Q4: DOES MY VOTE MATTER?

A: Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Shareholder participation is not a mere formality, it is essential for the Company to continue to function. Each share of Common Stock is entitled to one vote and every share voted has the same weight.

Q5: WHAT PERCENTAGE OF VOTES IS REQUIRED TO ELECT DIRECTORS?

A: If a quorum is obtained, the three nominees receiving the greatest number of votes will be elected.

Q6: WHAT PERCENTAGE OF VOTES IS REQUIRED TO APPROVE OTHER PROPOSALS?

A: If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an "ABSTAIN" vote has the effect of a vote against the proposal.

Q7: WHAT IS THE EFFECT OF NOT VOTING?

A: It depends on how you hold your shares. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

    If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

Q8: IF I DON'T VOTE, WILL MY BROKER VOTE FOR ME?

A: Maybe yes, maybe no. If you don't vote, your broker will represent your shares at the meeting for purposes of obtaining a quorum and your broker may or may not be able to vote your shares depending upon the subject of the proposal. With respect to a limited group of proposals, if you don't vote your broker is permitted to vote your shares in its discretion. With respect to other proposals, however, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "BROKER NON-VOTE." The Company believes brokers will be permitted to vote unvoted shares on each of the proposals set forth in this Proxy Statement.

Q9: WHAT IS THE EFFECT OF A "BROKER NON-VOTE"?

A: "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved.

Q10:IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

A: Brokers typically own shares of the Company for many shareholders. In this situation the Registered Holder on the Company's stock register is the broker or its nominee. This often is referred to as holding shares in "STREET NAME." The "BENEFICIAL OWNERS" do not appear in the Company's shareholder register. Therefore, for shares held in Street Name, distributing the proxy and tabulating votes each is a two-step process. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the Shareholders Meeting, each broker totals the votes and submits a single proxy card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

Q11:CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A: You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspector of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Q12:WHO COUNTS THE VOTES?

A: Votes will be counted and certified by the Inspectors of Election, who are employees of Norwest Bank Minnesota, National Association, the Company's independent Transfer Agent and Registrar. If you are a Registered Holder, your executed proxy card returns directly to Norwest for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Norwest on behalf of its clients.

Q13:HOW MUCH DOES THE PROXY SOLICITATION COST?

A: The Company has engaged the firm of Morrow & Co. to assist in the distribution and solicitation of proxies for a fee of $6,000, plus expenses. However, the proxy solicitor fee is only a small fraction of total cost of the proxy process. Since the Company has approximately 150,000 shareholders, the largest expense in the proxy process is printing and mailing the proxy materials. The Company anticipates that print/mail costs for the 1998 Proxy materials will be approximately $400,000. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for solicitation of proxies.

Q14:WHAT IS THE DEADLINE FOR SUBMITTING PROPOSALS TO BE CONSIDERED FOR
    INCLUSION IN THE 1999 PROXY STATEMENT?

A: Shareholder proposals requested to be included in the Company's 1999 Proxy Statement must be received by the Company not later than November 26, 1998. Proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia, 30328.

Q15:WILL ANY OTHER BUSINESS BE TRANSACTED AT THE ANNUAL MEETING? IF SO, HOW
    WILL MY PROXY BE VOTED?

A: Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company's By-Laws for submitting proposals to be considered at the Annual Meeting has passed and no proposals were submitted. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

                   PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of three current directors, Ms. Spero, Mr. Duques and Mr. Burdetsky, expire at the 1998 Annual Meeting of Stockholders. They have been nominated for reelection through the 2001 Annual Meeting of Stockholders or until a successor is elected and qualified. (See pages 9-10 for information concerning all Directors). Ms. Spero, Mr. Duques and Mr. Burdetsky have consented to being named in this Proxy Statement and to serving if elected. In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

  The terms of Messrs. Robinson, Schwartz and Staglin expire at the 1999 Annual Meeting of Stockholders. The terms of Messrs. Jones, Levenson and Russell expire at the 2000 Annual Meeting of Stockholders.

  A stockholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the proxy card. Your shares will be voted as you specify on the enclosed proxy card. If you sign, date and return the proxy card without specifying how you want your shares voted, they will be voted for the election of the Director nominees. If unforseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the Director nominees, your shares will be voted for that other person.

  Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. Therefore, if a quorum is present, the two nominees receiving the greatest number of votes will be elected. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO REELECT MS. SPERO, MR. BURDETSKY AND MR. DUQUES AS DIRECTORS FOR A THREE-YEAR TERM.

                                  PROPOSAL 2

                        APPROVAL OF AN AMENDMENT TO THE
                    COMPANY'S 1992 LONG-TERM INCENTIVE PLAN

  The Compensation Committee and the Board have approved an amendment to the Company's 1992 Long-Term Incentive Plan (the "Incentive Plan") to increase the number of shares of First Data Common Stock issuable under the plan.

  The Company's long-term success depends upon its ability to attract, retain and encourage dedicated, competent and resourceful key employees. To further these goals, the Board adopted and the stockholders approved the Incentive Plan in April 1992. The purpose of the Incentive Plan is to direct the attention and efforts of participating employees to the long-term performance of the Company and its subsidiaries, by relating incentive compensation to the achievement of long-term corporate economic objectives. The Incentive Plan is also designed to retain, reward and motivate participating employees by providing an opportunity for investment in the Company and the advantages inherent in ownership of Company stock.

PROPOSED AMENDMENT

  The total number of shares of First Data Common Stock ("Common Stock") authorized for issuance under the Incentive Plan is 47,580,000, with no more than 8,000,000 of those shares authorized for issuance in connection with awards of restricted stock. As of March 16, 1998, 43,860,847 shares of Common Stock had been granted in connection with either options or restricted stock under the Incentive Plan and a total of 3,719,153 shares remained available for grant. The proposed amendment would increase the number of shares of Common Stock authorized for issuance under the Incentive Plan by 22,000,000 shares from 47,580,000 to 69,580,000, and increase the allotment of those shares authorized for issuance in connection with awards of restricted stock from 8,000,000 to 12,000,000.

  Under the Incentive Plan, shares of Common Stock and options to purchase such shares which are tendered in connection with the exercise of options to purchase Common Stock would be available for issuance under new awards. If any shares issued as restricted stock or otherwise subject to forfeiture rights are reacquired by the Company pursuant to such rights, or if any award is canceled, terminates or expires unexercised, any shares of Common Stock that would otherwise have been issuable pursuant thereto also will be available for issuance under new awards.

SUMMARY OF INCENTIVE PLAN

  The following is a description of the principal features of the Incentive Plan, as amended. This description is qualified in its entirety by reference to the Incentive Plan, as proposed to be amended, a copy of which is attached as Exhibit A to this proxy statement.

  The Incentive Plan provides for the grant to key employees and other key individuals who perform services for the Company and its affiliates ("Participants") the following types of incentive awards: stock options, restricted stock, and awards to Participants who are foreign nationals or are employed or performing services outside of the United States. The Incentive Plan was amended on March 11, 1998 to remove stock appreciation rights ("SARs") as a type of award. As of March 16, 1998, the Company has granted options under the Incentive Plan to approximately 5,000 employees. The Company has also granted restricted stock awards to approximately 2,000 employees with technical skills as part of a special retention program for systems and programming talent that is critical to the Company's success. No other awards have been granted under the Incentive Plan.

  The Compensation Committee has the exclusive discretion to select the Participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Incentive Plan. The Incentive Plan is scheduled to terminate in February 2002, unless extended for up to an additional five years by action of the Board. The Incentive Plan may be amended or suspended in whole or in part at any time by the Board. With limited exceptions, including termination of employment as a result of death, disability, retirement or an involuntary termination other than for cause, rights to these forms of contingent compensation are forfeited if a recipient's employment or performance of services terminates within a specified period following the award.

  Options, which include nonqualified stock options (including purchased stock options, as described below) and incentive stock options, are rights to purchase a specified number of shares of Common Stock at a price fixed by the Compensation Committee. The option price may not be less than the fair market value of the Common Stock subject to such option at the time the option is granted, and, in the case of an incentive stock option granted to an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any of its subsidiaries, the option price may not be less than 110% of such fair market value at the time the option is granted. In the case of purchased stock options, a specified number of nonqualified stock options (with an option price as described above) are offered for grant to selected Participants in exchange for a purchase price, specified by the Compensation Committee, which is payable at the time of grant. Options generally will expire no later than ten years after the date on which they are granted. Options will become exercisable at such time and in such installments as the Compensation Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, Common Stock or the surrender of another outstanding award or bonus payment or any combination thereof) as the Compensation Committee may determine.

  Pursuant to the terms of the purchased stock options granted to date, such options generally become exercisable as to one-third of the shares subject to such options on the first through the third anniversaries of the grant date. All purchased stock options have been granted with an exercise price per share equal to 100% of the fair market value of the Common Stock on the date of grant. The purchase price per share of these options has ranged from 10% to 20% of the fair market value of the stock on the date of grant.

  A restricted stock award is an award of a given number of shares of Common Stock which are subject to a restriction against transfer during a period set by the Compensation Committee. During the restricted period, the Participant generally has the right to vote and receive dividends on the shares. The restricted period for all shares of restricted stock may not be less than one year. Restricted stock may be awarded in the form of phantom stock which provides for a cash payment equivalent to the fair market value of a specified number of shares of Common Stock upon the lapse of restrictions and, in the discretion of the Compensation Committee, dividend equivalents thereon. Restricted stock has been awarded to date only as part of the program described above designed to retain employees with critical technical skills.

TAX CONSEQUENCES OF STOCK OPTIONS

  No taxable income is realized by the Participant upon the grant of a non-qualified stock option, and no deduction is then available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the Participant and deductible by the Company. The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held for more than one year following exercise of the option, the Participant will realize long-term capital gain or loss upon disposition.

  No taxable income is realized by a Participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a Participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the stock option exercise and more than two years after the date of the option grant (holding period), the difference between the option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the above-described holding period, the Participant will recognize ordinary compensation income and the Company will be entitled to a deduction equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. The amount of such compensation income will be added to the Participant's basis for such shares in determining the amount of gain or loss from such disposition, and such gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition. For shares held for more than one year, the Participant will realize long-term capital gain or loss upon disposition.

  The Company believes that compensation recognized by Participants on the exercise of options will be considered performance-based compensation and thus not subject to the $1,000,000 limit of Section 162(m) of the Internal Revenue Code. Any compensation includable in the gross income of a Participant will be subject to appropriate federal income tax withholding.

  The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of option awards under the Incentive Plan.

OTHER INFORMATION

  No awards or other benefits have been granted under the Incentive Plan to any person in connection with, or contingent upon, approval of the proposed amendment to the Incentive Plan and no determination has been made by the Compensation Committee regarding the future grant of specific awards under the Incentive Plan. As required by the Incentive Plan, all of the options have been granted under the Incentive Plan with an exercise price per share equal to at least 100% of the fair market value of the stock on the date of grant. On March 16, 1998 the closing price per share of the Common Stock was $34 3/16.

  With respect to this proposal and the following proposal, a stockholder may,
(i) vote "FOR," (ii) vote "AGAINST," or (iii) "ABSTAIN" from voting. Your shares will be voted as you specify on the enclosed proxy card. If no instructions are given, the shares will be voted for each of the proposals. If a quorum is present, approval of this proposal and the following proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

                                  PROPOSAL 3
                             SELECTION OF AUDITORS

  The Board of Directors recommends to the stockholders the ratification of the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1998. In the event the stockholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may select a new independent accounting firm at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders.

  Ernst & Young LLP has been serving as the independent auditors for the Company or its predecessor entities since 1980. Ernst & Young LLP follows a policy of rotating the partner in charge of the Company's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis.

  A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

                           THE FIRST DATA CORPORATION
                               BOARD OF DIRECTORS

                                PRINCIPAL OCCUPATION, BUSINESS         DIRECTOR
      NAME AND AGE               EXPERIENCE AND DIRECTORSHIPS           SINCE
      ------------              ------------------------------         --------
 Ben Burdetsky ......... Professor Emeritus of the School of             1992
  Age 69                  Business and Public Management of The
                          George Washington University since 1995
                          and Director of the Burdetsky Labor-
                          Management Institute at the University.
                          Dr. Burdetsky was a member of the full-
                          time faculty from January 1977 to 1994.
                          From June 1988 until 1992, he served as
                          Dean, and from March 1984 to June 1988 he
                          served as an Associate Dean, of the School
                          of Business and Public Management of The
                          George Washington University. Dr.
                          Burdetsky is a director of National
                          Capital Preferred Provider Organization.
 Henry C. Duques........ Chairman and Chief Executive Officer of the     1989
  Age 54                  Company from April 1989 to the present.
                          From September 1987 to 1989, he served as
                          President and Chief Executive Officer of
                          the Data Based Services Group of American
                          Express Travel Related Services Company,
                          Inc., the predecessor of FDC. He was Group
                          President Financial Services and a member
                          of the Board of Directors of Automatic
                          Data Processing, Inc. ("ADP") from 1984 to
                          1987. Mr. Duques is a director of Unisys
                          Corporation.
 Courtney F. Jones...... A director of Medical Manager Corporation       1992
  Age 58                  since April 1997. From July 1989 to
                          December 1990, Managing Director in the
                          Investment Banking Division of Merrill
                          Lynch & Co., Inc. From October 1985 until
                          July 1989, he served as Chief Financial
                          Officer, Executive Vice President and a
                          member of the Board of Directors of
                          Merrill Lynch & Co., Inc. Prior to that,
                          Mr. Jones served as Treasurer and
                          Secretary of the Finance Committee of the
                          Board of Directors of General Motors
                          Corporation. He also was formerly a
                          Director of General Motors Acceptance
                          Corporation and General Motors Insurance
                          Company.
 Robert J. Levenson .... Executive Vice President of the Company         1992
  Age 56                  from 1993 to the present. Former Senior
                          Executive Vice President, Chief Operating
                          Officer, and Member of the Office of the
                          President and Director of Medco
                          Containment Services, Inc., a provider of
                          managed care prescription benefits, from
                          October 1990 to December, 1992. From 1985
                          until October 1990, he was a Group
                          President and Director of ADP. Mr.
                          Levenson is a director of Superior
                          Telecom, Inc. and Broadway & Seymour, Inc.
 James D. Robinson III.. Chairman and Chief Executive Officer of RRE     1992
  Age 62                  Investors, LLC a private venture
                          investment firm, and Chairman of Violy
                          Byorum & Partners Holdings, LLC, a private
                          firm specializing in financial advisory
                          and investment banking activities in Latin
                          America. He previously served as Chairman,
                          Chief Executive Officer and as a director
                          of American Express Company from 1977 to
                          1993. Mr. Robinson is a director of
                          Bristol-Myers Squibb Company, The Coca-
                          Cola Company, Cambridge Technology
                          Partners, Union Pacific Corporation and
                          The Coleman Company.

                              PRINCIPAL OCCUPATION, BUSINESS          DIRECTOR
     NAME AND AGE              EXPERIENCE AND DIRECTORSHIPS            SINCE
     ------------             ------------------------------          --------
 Charles T. Russell... Former President and Chief Executive Officer     1994
  Age 68                of Visa International from 1984 to January
                        1994. Mr. Russell joined Visa in 1971. Mr.
                        Russell serves on the Board of Visitors at
                        the University of Pittsburgh's Joseph M.
                        Katz School of Business. Mr. Russell also
                        is a Director of CyberCash, Inc., the
                        Janol-Hydro Corp., a manufacturer of
                        automobile and truck braking equipment, E-
                        Funds Corp., a check processing company,
                        and InfiStar Corporation (formerly Card
                        Issuer Program Management Corporation),
                        which provides management services to
                        credit card issuers.
 Bernard L. Schwartz.. Chairman and Chief Executive Officer, Loral      1992
  Age 72                Space & Communications Ltd., a high-
                        technology company concentrating on
                        satellite manufacturing and satellite-based
                        services. Chairman and Chief Executive
                        Officer, Loral Corporation, a manufacturer
                        of components for information systems, from
                        1972 to 1996. Chairman and Chief Executive
                        Officer of Globalstar Telecommunications
                        Limited, which is developing a world-wide,
                        low-earth-orbit satellite-based digital
                        telecommunications service. He also serves
                        as Chairman and Chief Executive Officer of
                        K&F Industries Inc.,world-wide supplier of
                        aircraft braking systems and Chairman of
                        Space Systems/Loral, a manufacturer of
                        telecommunications and environmental
                        satellites. Mr. Schwartz is a Director of
                        Reliance Group Holdings, Inc., a trustee of
                        New York University Medical Center, and a
                        trustee of Thirteen/WNET.
 Joan E. Spero........ President of the Doris Duke Charitable           1998
  Age 53                Foundation since 1997. Ms. Spero was
                        Undersecretary of State for Economic,
                        Business and Agricultural Affairs from 1993
                        to 1997. From 1981 to 1993, Ms. Spero held
                        several offices with American Express
                        Company, the last being Executive Vice
                        President, Corporate Affairs and
                        Communications. Prior to that Ms. Spero was
                        Ambassador to the United Nations for
                        Economic and Social Affairs from 1980 to
                        1981 and she was an Assistant Professor at
                        Columbia University from 1973 to 1979. Ms.
                        Spero is a member of the Board of Trustees
                        of the Brookings Institution and the
                        Wisconsin Alumni Research Foundation. She
                        was a member of the Board of Directors of
                        Hercules Incorporated from 1985 to 1993 and
                        acted as Chair of the Audit and
                        Compensation Committees for periods of that
                        time, she was a member of the Board of
                        Trustees of Amherst College from 1988 to
                        1993 and she was a member of the Board of
                        Directors of the French-American Foundation
                        from 1988 to 1993.
 Garen K. Staglin..... Chairman of the Board of Directors of            1992
  Age 53                Safelite Glass Corporation, a manufacturer
                        and retailer of auto glass, since August
                        1991; from August 1991 until April 1997,
                        Mr. Staglin also was the Chief Executive
                        Officer of Safelite Glass Corporation. From
                        April 1980 until August 1991 Mr. Staglin
                        served as the Corporate Vice President and
                        General Manager of ADP's Automotive
                        Services Group. He serves as a Director of
                        Quick Response Services, Inc., CyberCash,
                        Inc. and Specialized Bicycle Corp. Mr.
                        Staglin also serves on the Advisory Council
                        of the Stanford Graduate School of
                        Business.

                           GOVERNANCE OF THE COMPANY

  In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. During all of 1997, the Board was composed of eight Directors. At its March 11, 1998 meeting, the Board increased to nine the number of Directors on the Board and elected Joan E. Spero to fill the resulting vacancy. Pursuant to the Company's Restated Certificate of Incorporation, newly elected Directors are to be elected to that class which keeps the size of each class as nearly as equal as possible for a term that coincides with the remaining term of that class. Consequently, Ms. Spero was elected to that class which previously had only two Directors, Messrs. Burdetsky and Duques, which class has a term that expires at the 1998 Annual Meeting of Stockholders. During 1997, the Board of Directors met seven times (not including Committee meetings). Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served during 1997.

                     COMMITTEES OF THE BOARD OF DIRECTORS

  The members of the Audit Committee are Courtney F. Jones (Chairperson), Ben Burdetsky and Garen K. Staglin. The Audit Committee consists solely of directors who are not current or former employees of the Company or any affiliate and are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment in the discharge of the Audit Committee's duties. The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiaries. This Committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the Company and its subsidiaries. The Committee annually reviews the qualifications of the Company's independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, reviews their comment letters and management's responses thereto and reviews any major accounting changes made or contemplated. In addition, the Committee reviews the effectiveness and efficiency of the Company's internal audit staff. The Committee also oversees the implementation of policies concerning and compliance with the Company's Code of Conduct, as well as policies concerning business continuity planning. During 1997, the Audit Committee met six times.

  The members of the Compensation and Benefits Committee (the "Compensation Committee") are Garen K. Staglin (Chairperson), Ben Burdetsky, Charles T. Russell and Bernard L. Schwartz. The Compensation Committee consists solely of directors who are not current or former employees of the Company or any affiliate and is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company and its subsidiaries. The Compensation Committee also reviews management's organization and development and approves grants and otherwise administers specific awards under the 1992 Long-Term Incentive Plan. The Compensation Committee regularly consults with independent compensation advisors. The Compensation Committee also has responsibility for screening and nominating new Director candidates. In exercising its Director nomination responsibilities, the Committee shall consider women and minority candidates consistent with the Company's nondiscrimination policies. In addition, the Committee will consider persons recommended by stockholders. Stockholder recommendations may be submitted to the Secretary of the Company at 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328, and they will be forwarded to the Compensation Committee members for their consideration. During 1997, the Compensation Committee met seven times.

  The members of the Executive Committee are James D. Robinson III (Chairperson), Henry C. Duques, and Courtney F. Jones. The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. The Executive Committee met three times in 1997.

          COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of January 2, 1998, the beneficial ownership of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL
      NAME                                                       OWNERSHIP(1)
      ----                                                       ------------
      Lee Adrean................................................    161,702
      Ben Burdetsky.............................................     31,488
      Henry C. Duques...........................................  2,633,935(2)
      Charles T. Fote...........................................    809,260
      Walter M. Hoff............................................    519,098
      Courtney F. Jones.........................................     61,829
      Robert J. Levenson........................................    613,517
      James D. Robinson III.....................................     78,829(3)
      Charles T. Russell........................................     29,237
      Bernard L. Schwartz.......................................     62,482
      Joan E. Spero.............................................          0(4)
      Garen K. Staglin..........................................     69,829
      All directors and executive officers as a group (15 per-
       sons)....................................................  5,515,323

--------
(1) The number of shares reported includes shares covered by options that are exercisable within 60 days of January 2, 1998 as follows: Mr. Adrean, 159,702; Mr. Burdetsky, 30,688; Mr. Duques, 2,628,703; Mr. Fote, 807,292;
    Mr. Hoff, 518,068; Mr. Jones, 59,829; Mr. Levenson, 604,150; Mr. Robinson, 59,829; Mr. Russell, 28,837; Mr. Schwartz, 55,482; Ms. Spero, 0; Mr.
    Staglin, 39,221; all directors and executive officers as a group, 5,433,527.
(2) Includes 4,268 shares held by Mr. Duques' wife.
(3) Includes 5,000 shares held by Mr. Robinson's wife.
(4) Became a Director on March 11, 1998.

    The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.23%. The percentage beneficially owned by any director or nominee does not exceed 1%.

                           COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or its affiliates were paid an annual retainer of $50,000. In addition, a non-employee chairman of a standing committee receives an annual retainer of $5,000. Non-employee directors have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director's Stock Option Plan. Non-employee directors also receive annual grants of non-qualified options pursuant to the same plan. Each director receives options for 10,000 shares of Common Stock upon commencing services as a director and options for 4,000 shares of Common Stock on the date of each annual stockholders' meeting thereafter, except that on the fourth and eighth annual stockholders' meetings thereafter, instead of options for 4,000 shares, each director receives options for 14,000 shares. Directors are reimbursed for their actual expenses incurred in attending Board, committee and stockholder meetings, including those for travel, food and lodging.

   EXECUTIVE COMPENSATION REPORT BY THE COMPENSATION AND BENEFITS COMMITTEE

  The Compensation Committee establishes compensation policies and employee benefits plans. It also sets the bonus awards for senior management, including the Named Executives.

Compensation Philosophy

  The Company's executive compensation programs are based on the belief that the interests of its Chief Executive Officer (CEO) and senior management should be aligned with those of the stockholders. For these executives, the Compensation Committee has determined that a significant portion of total compensation should be comprised of "at-risk," performance-based components. The at-risk components provide longer-term rewards that are not earned unless specific, preestablished goals are met.

  In furtherance of its objectives, the Compensation Committee has structured the CEO's total compensation as a combination of base salary, a long-term incentive award and stock options. Similarly, the Compensation Committee has structured the total compensation of senior management as a combination of base salary, a long-term incentive award, stock options, plus an annual incentive award.

  The Compensation Committee seeks to set executive compensation at levels sufficient to attract, retain and motivate highly qualified executive personnel in light of the compensation practices of a group comprised of companies of comparable size and complexity and top-performing companies in various business sectors in which the Company operates (the "Comparator Group"). An independent consultant surveys the Comparator Group to determine compensation practices and provides the Compensation Committee with comparative evaluations and advice.

  The Comparator Group has generally included the companies in the peer group included in the Performance Graph in the Proxy Statement. In this Proxy Statement, the Company is using for the first time in the Performance Graph a Company-selected peer group of ten computer services companies. The Comparator Group will include all of those companies. It will also continue to include other companies that are in the same business or are of a similar revenue size reflecting the Compensation Committee's belief that the broader group is representative of the Company's main competition for executive talent.

  The Compensation Committee's philosophy is that base salary and annual incentive compensation should be competitive with the Comparator Group, and, based upon the Company's financial performance both as a whole and relative to specific targets, that long-term incentive compensation must promote corporate performance which exceeds both a minimum rate of return and objectively identified targets relative to the S&P 500 Index.

Base Salary

  It is the Compensation Committee's policy, in setting total compensation, that while base salary should remain competitive, incentive compensation should be emphasized. Accordingly, Mr. Duques' salary is targeted to reflect salaries below the median paid by the Comparator Group. The salaries of the other Named Executives are targeted to reflect salaries at approximately the 50th percentile paid by the Comparator Group. The Committee targets the total compensation to be paid when preestablished performance goals are achieved to be at or above the 75th percentile paid by the Comparator Group.

Stock Options

  The Compensation Committee has established an annual option grant program under which the number of option grants made each January for the Named Executives and other senior management is performance driven. The CEO is eligible for up to 75,000 options and each of the other Named Executives is eligible for up to 50,000 options. One-half of the total possible grant is based on the performance of the Company's Common Stock as compared to that of the companies in the S&P 500 Index and one-half is based on the achievement of business unit and individual performance objectives.

  In 1997, the Committee reviewed the option holdings of senior management. To address concerns about retention and the need to ensure that management's interests clearly align with those of stockholders, the Committee decided to make a special option grant to senior management including the Named Executives. Accordingly, in addition to the annual grant described above, the Committee awarded options that provided for accelerated vesting if certain earnings-per-share targets are achieved in 1998 and 1999. If the targets are not achieved, the special grants vest on the sixth anniversary of grant. These grants are reflected in the table on page 17.

Annual Incentive Compensation

  In 1997, as in prior years, the Company adopted an annual management incentive program which provides a direct financial incentive to its executive management, except Mr. Duques, in the form of bonus targets payable if specific goals are achieved. The annual incentive opportunity is based on the overall performance of the Company or on the performance of a business unit or staff function. The purpose of this incentive is to tie a significant portion of annual pay directly to key financial results and other important objectives. For 1997, the incentive awards related directly to business performance factors, most importantly the achievement of pre-tax profit targets, and where performance exceeded or did not meet preestablished targets, incentive payments were increased or decreased accordingly.

Long-Term Incentive Compensation

  Because the Compensation Committee considers a long-term orientation essential for a CEO, all of Mr. Duques' incentive compensation is tied to long-term goals. Mr. Duques' incentive compensation is measured entirely under the Company' Shareholder Value Plan. The other Named Executives also participate in the plan. Under the plan, a unit value is determined at the end of each year based on the performance of the Company's Common Stock as compared to that of the companies in the S&P 500 Index during the preceding two years (subject to the Committee's discretion to adjust downward). The award amount is banked for a two-year period and increases annually by an amount equal to 50% of the Company's return on equity percentage or, if the return on equity is negative, decreases by an amount equal to 100% of the Company's return on equity percentage. Under the plan in effect in 1997, the maximum unit value (awarded if the percentage increase in the price of the Company's common stock, plus dividends, exceeds that of 80% of the companies in the S&P 500 Index) is $3,600,000 for Mr. Duques and $750,000 for the other Named Executives. If the Company increase is less than that of 50% of the companies in the S&P 500 Index, the unit value awarded is zero. In addition, the unit value is zero unless the annual percentage growth in the Company's total stockholder return exceeds a minimum threshold measured by the average two-year Treasury note interest rate for the 60-day period prior to the beginning of the performance period. Based on the performance of the Company's stock for the two-year period ending December 31, 1997, the unit value established for each of the Named Executives at the end of 1997 was zero.

Performance Reviews

  Although the CEO's incentive award is formula driven (subject to the Compensation Committee's discretion to make a downward adjustment), the Compensation Committee has developed a formalized process for providing performance review and feedback to Mr. Duques. For 1997, the outside Board members and Mr. Duques mutually developed goals for him in several major areas including strategy and long-term objectives and executive development and succession planning. In December 1997, Mr. Duques submitted a self-assessment to the outside Board members. In January 1998, the outside Board members met separately to discuss the assessment, then conducted a performance review with Mr. Duques, 1998 performance goals were set at this meeting. Similarly, in January 1998, Mr. Duques reviewed his assessment of each of the other Named Executives with the outside Board members and received their input. Mr. Duques then met with each of the Named Executives to discuss performance. Performance goals for 1998 were set at these meetings.

Policy on Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any of the Named Executives unless certain requirements are met. The Company's Shareholder Value Plan approved by stockholders at the May 15, 1996 Annual Meeting of Stockholders meets the requirements. The Company's 1992 Long-Term Incentive Plan under which options are granted to the Named Executives has met the requirements in the past and will continue to do so, provided the proposed amendment is approved by the stockholders at the 1998 Annual Meeting. The Compensation Committee's present intention is to comply with the requirements of exemption from Section 162(m) to the extent necessary to obtain full deductibility of executive compensation unless the Compensation Committee determines that such compliance would not be in the best interest of the Company and its stockholders.

                      COMPENSATION AND BENEFITS COMMITTEE

                        Garen K. Staglin (Chairperson)
                              Charles T. Russell
                                 Ben Burdetsky
                              Bernard L. Schwartz

                          SUMMARY COMPENSATION TABLE

  The following table shows the cash and other compensation paid or earned and certain long-term awards made to the Named Executives for all services to the Company in all capacities for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995:

                                                                        LONG-TERM
                                     ANNUAL COMPENSATION              COMPENSATION
                              ----------------------------------- ----------------------
                                                                    AWARDS      PAYOUTS
                                                                  -----------  ---------
                                                     OTHER ANNUAL SECURITIES     LTIP        ALL OTHER
        NAME AND                                     COMPENSATION UNDERLYING    PAYOUT      COMPENSATION
   PRINCIPAL POSITION    YEAR SALARY ($) BONUS ($)      ($)(5)    OPTIONS (#)     ($)          ($)(8)
   ------------------    ---- ---------- ---------   ------------ -----------  ---------    ------------
Henry C. Duques......... 1997  600,000          0(2)         0      463,630    1,726,537(7)    82,573
 Chairman of the Board   1996  611,541          0            0      214,054    3,315,906       65,583
 and Chief Executive
 Officer                 1995  501,543          0            0      300,000            0       45,129
Lee Adrean.............. 1997  388,462    100,000            0      130,800            0       31,774
 Executive Vice
 President               1996  356,743    108,000            0       44,594            0       15,200
 and Chief Financial
 Officer (1)             1995  207,688    140,616(3)    50,181      261,286(6)         0            0
Charles T. Fote......... 1997  436,336    225,000            0      184,070      642,928(7)    60,000
 Executive Vice
 President               1996  400,010    120,000            0       44,594            0       19,656
                         1995  314,433    140,000            0      100,000            0       14,150
Walter M. Hoff.......... 1997  437,502    215,044(4)         0      180,800      715,094(7)    81,935
 Executive Vice
 President               1996  399,984    110,000      124,459       44,594            0       30,504
                         1995  317,500          0            0      100,000            0       19,600
Robert J. Levenson...... 1997  369,231    100,000            0       75,800      642,928(7)    64,000
 Executive Vice
 President               1996  358,473     85,000            0       44,594            0       20,694
                         1995  305,000     60,000            0       50,000            0       15,093

--------
(1) Mr. Adrean commenced employment with the Company May 1, 1995.
(2) Mr. Duques is not eligible for an annual bonus because the Compensation Committee believes the focus of the CEO should be long-term. His entire incentive opportunity is pursuant to a long-term plan.
(3) Includes a cash signing bonus of $87,250. In lieu of receiving additional cash as a signing bonus and as a portion of his annual bonus, Mr. Adrean elected to receive stock options which are included among those reported in this table.
(4) Mr. Hoff received a $50,000 regular annual bonus for 1997 performance. The remainder of the amount shown represents a special bonus paid in April, 1997 to recognize dramatic quality improvement in Mr. Hoff's business units during 1996 and early 1997. In early 1996, Mr. Hoff and the Compensation Committee determined that Mr. Hoff should receive no bonus for 1995 because of quality issues in his units. No bonus was awarded at that time and the Compensation Committee advised Mr. Hoff that it would consider a special award at a later unspecified time if quality significantly improved.
(5) Includes relocation, moving expense and associated reimbursement amounts of $50,181 for Mr. Adrean in 1995 and $120,243 for Mr. Hoff in 1996. The amount of perquisites and other personal benefits are disclosed in this column only if they exceed the lesser of $50,000 or 10% of the total annual salary and bonus.
(6) Includes stock options which Mr. Adrean elected to receive in lieu of bonus amounts for 1995.
(7) These awards are payouts of amounts "banked" at the end of 1994. Before the awards were banked, Mr. Duques waived $1,500,000, Mr. Fote and Mr. Levenson each waived $110,000 and Mr. Hoff waived $55,000 of the award, and received options instead.
(8) Amounts shown for Messrs. Adrean, Fote and Levenson for 1997 are Company contributions to defined contribution plans. The amount shown for Mr. Hoff in 1997 consists of Company contributions to defined contribution plans ($79,000) and the dollar value of above-market interest on deferred compensation ($2,935). The amount shown for Mr. Duques for 1997 consists of Company contributions to defined contribution plans ($45,000), the dollar value of above-market interest on deferred compensation ($12,689) and the dollar value of split dollar life insurance premiums under a contract originally entered into by American Express Company, the Company's former parent ($24,884).

                            OPTIONS GRANTS IN 1997

  The following table contains information concerning grants of stock options under the Incentive Plan to each of the Named Executives during the year ended December 31, 1997:

                            INDIVIDUAL GRANTS
                    -----------------------------------
                     NUMBER OF    % OF TOTAL
                    SECURITIES     OPTIONS    EXERCISE                GRANT
                    UNDERLYING    GRANTED TO   OR BASE             DATE PRESENT
                      OPTIONS    EMPLOYEES IN   PRICE   EXPIRATION  VALUE ($)
NAME                GRANTED (#)      1997(4)  ($/SHARE)    DATE        (5)
----                -----------  ------------ --------- ---------- ------------
Henry C. Duques....    32,600(1)    0.3562     37.0625   01/22/07     375,525
                      425,000(2)    4.6432     37.0625   01/22/07   5,532,735
                        6,030(3)    0.0659     36.5625   09/17/07      68,523
Lee Adrean.........    30,800(1)    0.3365     37.0625   01/22/07     354,791
                      100,000(2)    1.0925     37.0625   01/22/07   1,301,820
Charles T. Fote....    30,800(1)    0.3365     37.0625   01/22/07     354,791
                      150,000(2)    1.6388     37.0625   01/22/07   1,952,730
                        3,270(3)    0.0357     36.5625   09/17/07      37,159
Walter M. Hoff.....    30,800(1)    0.3365     37.0625   01/22/07     354,791
                      150,000(2)    1.6388     37.0625   01/22/07   1,952,730
Robert J. Leven-
 son...............    25,800(1)    0.2819     37.0625   01/22/07     297,195
                       50,000(2)    0.5463     37.0625   01/22/07     650,910

--------
(1) Options shown were granted under the Incentive Plan, carry an exercise price of 100% of the fair-market value on the date of grant and become exercisable in increments of one-fourth each year beginning on the first anniversary date of the grant.
(2) Options were awarded under the Incentive Plan as a special one-time grant. Fifty percent of the granted options will vest early in 1999 and any options remaining unvested will vest in early 2000 if certain earnings per share targets are met. If the targets are not met, the options will vest on the sixth anniversary of the grant, provided the optionee continuously remains an employee from the date of grant to the sixth anniversary date.
(3) Options shown were granted under the Incentive Plan as part of a grant to all employees affected by the freezing of the Company's retirement plan. They carry an exercise price of 100% of the fair market value on the date of grant and generally become exercisable on the fifth anniversary of the grant.
(4) Based on options to purchase an aggregate of 9,150,343 shares granted under the Incentive Plan during 1997 to all employees.
(5) These values were calculated using the Black-Scholes single option pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values shown: estimated future dividend yield of 0.22%; expected price volatility of 0.189; risk-free rate of return of 6.23%; and option holding period of 5 years. For options described in footnote (2), the option holding period was assumed to be 6 years.

                    AGGREGATED OPTION EXERCISES IN 1997 AND
                          YEAR-END 1997 OPTION VALUES

  The following table sets forth information for the Named Executives regarding the exercise of Company stock options during 1997 and unexercised FDC stock options held as of the end of 1997:

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                           SHARES                      AT DECEMBER 31, 1997         AT DECEMBER 31, 1997(1)
                         ACQUIRED ON    VALUE     ------------------------------- ----------------------------
NAME                     EXERCISE(#) REALIZED ($) EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE UNEXERCISABLE($)
----                     ----------- ------------ -------------- ---------------- ----------- ----------------
Henry C. Duques.........        0             0     2,620,554        774,170      35,478,246            0
Lee Adrean..............        0             0       152,003        284,677         122,085       94,643
Charles T. Fote.........        0             0       799,593        267,515      11,763,816            0
Walter Hoff.............   60,000     1,612,500       510,369        264,245       7,411,236            0
Robert J. Levenson......        0             0       597,701        159,245       5,538,441            0
--------

(1) The amounts shown reflect the $29.5313 fair market value of the Company's stock on December 31, 1997 less the option exercise price, but they do not reflect the impact of taxes.

                   LONG-TERM INCENTIVE PLANS--AWARDS IN 1997

  The following table sets forth information regarding Long-Term Incentive Plan awards made in 1997 for the Named Executives:

                                            PERFORMANCES   ESTIMATED FUTURE PAYOUTS UNDER
                                NUMBER OF     OR OTHER      NON-STOCK PRICE-BASED PLANS
                              SHARES, UNITS PERIOD UNTIL  ---------------------------------
                                OR OTHER    MATURATION OR  THRESHOLD   TARGET    MAXIMUM
NAME                          RIGHTS (#)(1)    PAYOUT       ($) (2)   ($) (3)    ($) (4)
----                          ------------- ------------- ----------- -------- ------------
Henry C. Duques.............       -0-          4 years       660,000     N/A     3,600,000
Lee Adrean..................       -0-          4 years       137,500     N/A       750,000
Charles T. Fote.............       -0-          4 years       137,500     N/A       750,000
Walter M. Hoff..............       -0-          4 years       137,500     N/A       750,000
                                   -0-        15 months           N/A     N/A       450,000(5)
Robert J. Levenson..........       -0-          4 years       137,500     N/A       750,000

--------
(1) The Company's long-term incentives are not based on shares, units or rights. Under the terms of the plan, at the end of a two-year award period, a unit value is established for each executive based on the performance of the Company's Common Stock as compared to the performance of companies in the S&P 500 Index, subject to the Committee's discretion to reduce the award produced by the formula based on factors it determines in its discretion. Those unit values are banked for an additional two-year period, during which time the amount will be increased by a percentage equal to 50% of stockholders' return on equity each year, or, if return on equity is negative, decreased by a percentage equal to 100% of the Stockholders' return on equity percentage. For the two-year award period ended December 31, 1997, the formula produced a unit value of $0 for each of the Named Executives.
(2) Two thresholds must be met before any unit value is established for any of the Named Executives. First, the growth in the rate of total stockholders' return must exceed the average two-year treasury note interest rate for the 60-day period prior to the performance period. Second, no unit value is established if the percentage increase in the Common Stock price, plus dividends, does not exceed the percentage increase of at least 50% of the companies in the S&P Index. Amounts shown are the unit values which would be established under the plan formula applicable to each executive if the thresholds are met, but not exceeded. As noted in footnote (1), these amounts will increase or decrease during the two-year period after they are set based on the Company's return on equity.

(3) No performance level or pay level has been identified as a target.
(4) Amounts shown are the maximum unit values which may be established at the end of the performance period. The ultimate payout is determined by the Company 's return on equity over the two-year period after the unit value is established, and may be greater or less than the amount shown. No limit has been placed on the potential increase or decrease.
(5) The second award disclosed for Mr. Hoff is a special incentive opportunity. In early 1996, Mr. Hoff and the Compensation Committee determined that he would receive no annual bonus and no award under the Shareholder Value Plan because of quality issues in his units. No amount was banked for Mr. Hoff in 1996 for the prior two-year performance period. In early 1997, however, the Committee reviewed the quality issues in Mr. Hoff's business units and determined that there had been dramatic improvement. It advised Mr. Hoff that if the improvement continued through 1997 and first quarter 1998, Mr. Hoff would be eligible for an award in the Committee's discretion of up to $450,000 to be paid in 1998. See also footnote (4) to the Summary Compensation Table.

                               RETIREMENT PLANS

  The Company's defined benefit retirement plans were frozen in 1997. Mr. Duques, Mr. Fote, and Mr. Hoff each have a frozen benefit which would provide for an annual payment at age 65 of approximately $9,700, $82,100, and $7,500, respectively. Mr. Adrean and Mr. Levenson do not have a benefit in the plans because they joined the Company after participation was frozen. All of the Company's executives participate in the Company's defined contribution plans. The Company's contributions to the Named Executives' defined contribution plans are shown in the "All Other Compensation" column of the Summary Compensation Table.

                               PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in cumulative total stockholder return on the Common Stock of the Company since December 31, 1992 with the cumulative total return over the same period of (i) the S&P 500 Index, (ii) the S&P Computer Software Services Index ("CSSI"), and (iii) a peer group selected by the Company composed of the following ten computer services companies with market capitalizations over one billion dollars (Automatic Data Processing Inc., Ceridian Corp., Computer Sciences Corp., DST Systems Inc., Electronic Data Systems Corp., Equifax Inc., Fiserv Inc., Paychex Inc., Sunguard Data Systems Inc., and Total System Services Inc.) (the "Peer Group").

  In the Company's prior Proxy Statements, the S&P CSSI was used as the peer group index. However, S&P removed the Company from the CSSI and created a new S&P Services (Data Processing) Index composed of the Company, ADP, Ceridian and Equifax. Because of these changes, the Company does not believe that the S&P CSSI any longer reflects a representative peer group index. Due to the small number of companies in the new S&P Services (Data Processing) Index, the Company also does not believe that this Index provides an adequately representative peer group. Therefore the Company has selected the ten computer services companies listed above as a representative peer group index.

  The S&P CSSI is shown in this year's Proxy Statement for transitional purposes only as required by the Securities and Exchange Commission ("SEC") rules. Pursuant to SEC rules, the comparison assumes $100 was invested on January 1, 1993 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the Peer Group is weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historic stock price is not indicative of future stock price performance.

                         First Data     CSSI      S&P 500      Peer Group
--------------------------------------------------------------------------------
12/31/92                   100.00      100.00      100.00        100.00

12/31/93                   118.94      127.63      110.08        102.90

12/31/94                   138.64      150.87      111.54        126.96

12/31/95                   196.10      212.03      153.45        178.05

12/31/96                   214.32      329.63      188.69        188.76

12/31/97                   172.13      459.17      251.64        226.28

                    CERTAIN TRANSACTIONS AND OTHER MATTERS

  In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

RRE Investors

  In December of 1995, the Company made a $3,000,000 limited partnership investment in RRE Connect Investors, L.P. (the "Connect Partnership"). The Connect Partnership invested these proceeds in securities of Connect, Inc. The general partner of the Connect Partnership is RRE Partners LLC and the Connect Partnership engaged RRE Advisors, LLC to manage the affairs of the Connect Partnership. The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of its capital investment. In addition, the Limited Partnership Agreement provides that the general partner is entitled to a 17% carried interest in profits realized beyond the amount of the original investment. In both 1996 and 1997, the Company paid a $60,000 annual management fee to RRE Advisors, LLC. In August 1996, Connect, Inc. became a publicly traded company. The Company's beneficial ownership of 1,136,363.4 shares of Connect, Inc. had a fair market value of $958,807 on December 31, 1997.

  In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million as a limited partner in RRE Investors, L.P. (the "Investors Partnership"). The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. As of December 31, 1997, the Company had funded $746,370 of the commitment and paid $49,025 in management fees and organizational expenses.

  Mr. Robinson and members of his family control and have equity interests in RRE Investors, L.P., RRE Partners LLC and RRE Advisors, LLC (collectively, the "RRE Entities"). Prior to authorizing the investments as described above, Mr. Robinson disclosed his interests in the transactions to the Board and the Board unanimously approved the investments.

InfiStar Corporation

  InfiStar Corporation ("InfiStar," formerly Card Issuer Program Management Corporation) was formed in 1995 by individuals who at the time were employees of the Company or its subsidiaries. Subsidiaries of the Company and InfiStar entered into an agreement under which those subsidiaries would be the exclusive providers of processing services to customers of InfiStar. The parties are severing the relationship because of an inability to reach agreement on the pricing of the services to be provided. To settle the dispute and in satisfaction of certain other claims, the Company paid InfiStar $8.5 million in 1996 and has agreed to pay monthly fees totaling $6 million through June 1999 in exchange for the right to have InfiStar provide certain services to the Company. The Company paid $2,291,666 under this agreement in 1997. Mr. Russell owns approximately 7% of the outstanding shares of InfiCorp Holdings, Inc. which owns 100% of InfiStar Corporation. Mr. Russell is a director and performs consulting services for InfiStar Corporation and was paid $97,500 for his services in 1997. In addition, in 1997 Mr. Russell was granted options to purchase 2,000 shares of InfiCorp Holdings, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("Section 16 Persons") to file reports of ownership and changes in ownership in the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on the Company's records and other information, the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 1997.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  Based upon statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the Company does not believe any person beneficially owned more than 5% of the Company's outstanding Common Stock as of December 31, 1997.

                                     * * *

  You are urged to mark, date, sign and return the enclosed proxy in the prepaid envelope provided for such purpose. Prompt return of your proxy may save the Company the expense of a second mailing.

  We encourage all stockholders to attend the Annual Meeting of Stockholders on May 13, 1998. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

                                          HENRY C. DUQUES
                                          Chairman

                            FIRST DATA CORPORATION
                         1992 LONG-TERM INCENTIVE PLAN
                  (AS PROPOSED TO BE AMENDED AT THIS MEETING)

  1. PURPOSE. The purpose of the 1992 Long-Term Incentive Plan (the "Plan") is to advance the interests of First Data Corporation, a Delaware corporation (the "Company") and its stockholders by providing incentives to certain key employees of the Company, its Subsidiaries and its Affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

  2. ADMINISTRATION. The Plan shall be administered solely by the Board of Directors (the "Board") of the Company or, if the Board shall so designate, by the Compensation and Benefits Committee (the "Committee") of the Board, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan. The Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board or the delegate of the Committee where appropriate.

  The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted awards under the Plan ("Awards"), to determine the type, size (pursuant to Paragraph 4(b)(ii)) and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, (provided that no such modification shall be made to increase the size of any Award or accelerate the date of exercise of any Award and/or payments thereunder), to determine the time when Awards will be granted to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan (provided that no such amendment, rule or regulation shall be made to increase the amount of any Award or accelerate the date of exercise of any Award and/or payments thereunder), and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

  3. PARTICIPATION. (a) Affiliates. If an Affiliate (as hereinafter defined) of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its key employees or other key individuals performing services for it. As used herein, the term "Affiliate" means any entity (other than a Subsidiary) in which the Company has a substantial direct or indirect equity interest, as determined by the Committee in its discretion.

  An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except as may be approved by the Committee.

    (b) Participants. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing services for the Company, its Subsidiaries and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company or any of its Affiliates shall be eligible to receive an Award under the Plan.

  4. AWARDS UNDER THE PLAN. (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Restricted Stock," and (iii) Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States. Stock Options, which include "Nonqualified Stock Options" which may be awarded to participants, including purchased stock options which may be sold to participants at a price determined by the Committee ("Purchased Options"), in each case having an exercise price equal to the fair market value of the Common Shares subject to such Option at the time the Option is granted or sold, and incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or combinations thereof, are rights to purchase common shares of the Company having a par value of $.01 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Subparagraph 5. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 6.

  (b) Maximum Aggregate Number of Shares that May be Issued

      (i) The maximum aggregate number of shares that may be issued under the Plan (as Restricted Stock, pursuant to the exercise of Stock Options, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) shall not exceed 69,580,000 Common Shares, subject to adjustment as provided in Paragraph 13, provided that no more than 12,000,000 Common Shares, subject to adjustment as provided in Paragraph 13, may be issued as Restricted Stock. Common Shares issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available under new Awards. Furthermore, any Common Shares or Options which are tendered pursuant to the exercise of Stock Options also will be available under new Awards.

      (ii) In any fiscal year, the maximum number of shares that may be issued to any individual in the aggregate (as Restricted Stock, as grants of Stock Options, or in payment of such other Awards as the Committee, in its discretion, may determine) shall be one-half of one-percent of the outstanding shares of the Company as of the preceding December 31.

  (c) Rights with respect to Common Shares and Other Securities.

      (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined), ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

      (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 13, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

  5. STOCK OPTIONS. The Committee may grant or sell Stock Options either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or any Subsidiary. Each Stock Option (referred to herein as an "Option") granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

    (a) The option exercise price may be not less than the fair market value of the Common Shares subject to such Option at the time the Option is granted. Options granted as Incentive Stock Options shall comply with the then-current rules relating to Incentive Stock Options.

    (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that any other award granted in conjunction with such Option is paid.

    (c) Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 10 or his death.

    (d) The Option shall not be exercisable:

      (i) unless payment in full is made for the shares being acquired thereunder at the time of exercise; such payment shall be made in cash, Common Shares, or such other form (including, but not limited to the surrender of another outstanding Award under the Plan) as the Committee may determine in its discretion; and

      (ii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or Subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code"), is applicable, except that

        (A) in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 12, he may, during such period of Related Employment, exercise the Nonqualified Stock Option as if he continued such employment or performance of services; or

        (B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 10 or early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

        (C) if such person shall cease such employment for performance of services by reason of his involuntary termination other than For Cause as defined in Section 15(1) while holding an Option which has not expired and has not been fully exercised, such person, at any time within 90 days after the date he ceased such employment or performance of services (but in no event after the option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

        (D) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee.

    (e) A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the optionee, as the Committee may determine in its sole discretion.

  6. RESTRICTED STOCK. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

    (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or both.

    (b) The Award agreement shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan:
  (i) for the vesting of the Common Shares subject to such Award if specified performance measures are satisfied or met during the Restricted Period (as defined in Subparagraph 6(c)) or if the participant holding such Award remains in continuous employment with or performance of services for the Company or an Affiliate during the Restricted Period; (ii) and for the forfeiture of such Common shares if specified performance measures are not satisfied or met during the Restricted Period or if the participant holding such Award does not remain in continuous employment with or performance of services for the Company or an Affiliate during the Restricted Period.

    (c) Common Shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"). Any attempt to dispose of any such Common Shares shall be null and void and without effect. Each certificate for Common Shares issued pursuant to a Restricted Stock Award may bear an appropriate legend referring to the Restricted Period; shall be deposited with the Company, together with a stock power or other instrument of assignment (including a power of attorney) endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Common Shares subject to such Award in the event such Award is forfeited in whole or in part; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Upon termination of any applicable Restricted Period (and the satisfaction or attainment of applicable performance measures), subject to the Company's right to require payment of any taxes in accordance with Subparagraph 15(e), a certificate or certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the participant.

    (d) Unless otherwise set forth in an Award agreement, if a participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 10 or by reason of early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may, in its discretion, determine to terminate the remainder of the Restricted Period on any or all of the Common Shares subject to such Award.

    (e) The minimum Restricted Period for Restricted Stock shall be one year.

    (f) Awards of Restricted Stock may be made in the form of Phantom Stock. For purposes of this Subparagraph 6(f), Phantom Stock shall mean an instrument which provides for a cash payment which is equivalent to the fair market value of the number of Common Shares of the Company equal to the number of shares of Phantom Stock granted, which fair market value shall be determined as of the date upon which restrictions on the Phantom Stock lapse and, in the discretion of the Committee, a cash payment or payments which are equivalent to the dividends on such number of Common Shares during the period from the date of grant of such Phantom Stock until such lapse of restrictions.

  7. DEFERRAL OF COMPENSATION. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

      (i) forfeited to the Company or to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates),

      (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures, and/or

      (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

  8. DEFERRED PAYMENT OF AWARDS. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

  9. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (provided that no such amendment may increase the amount of any Award or accelerate the date of exercise of any Award and for payments thereunder). No such amendment shall adversely affect in material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/ benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any Subsidiary, Affiliate, division or department thereof, on the Plan or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

  10. DISABILITY. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under the Company's Long-Term Disability Plan, or, if the participant is not eligible for benefits under such plan, under any similar disability plan of the Company or an Affiliate in which he is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under the Company's Long-Term Disability Plan if he were eligible therefor.

  11. TERMINATION OF A PARTICIPANT. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with, or the performance for services for, the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

  12. RELATED EMPLOYMENT. For the purposes of this Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes for this Paragraph 12. The death or disability of an individual or his or her involuntary termination of employment during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was employed by or performing services for the Company or an Affiliate.

  13. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

  14. DESIGNATION OF BENEFICIARY BY PARTICIPANT. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

  15. MISCELLANEOUS PROVISIONS.

    (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participants at any time and for any reason is specifically reserved.

    (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

    (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

    (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

    (e) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

    (f) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for an Affiliate,

      (i) if such Award results in payment of cash to the participant, such Affiliate shall pay to the Company an amount equal to such cash payment; and

      (ii) if the Award results in the issuance by the Company to the participant of Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, such Affiliate shall pay to the Company an amount equal to the fair market value thereof, as determined by the Committee, on the date such shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Common Shares, Other Company Securities or property, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Common Shares, Other Company Securities or property, other securities or property or other forms of payment, or any combination thereof.

    (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

    (h) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

    (i) Fair market value in relation to Common Shares as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

    (j) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

    (k) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

    (l) The term "For Cause" as referred to in any Awards granted under the Plan shall mean (i) willful misconduct, (ii) dishonesty, (iii) insubordination, (iv) conviction of a felony or its equivalent under local law, (v) gross negligence in the performance of a Participant's employment duties, (vi) failure to abide by instructions received from the Board of Directors of the Company or its delegates, (vii) the material or repeated violation of policies and practices adopted by the Company, including the First Data Corporation Code of Conduct or (viii) use of illegal drugs or controlled substances or the illegal use of controlled substances. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties.

    (m) The term "Subsidiary" means any corporation (or partnership, alliance, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

  16. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 9.

  17. PLAN TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

    (a) upon the adoption of a resolution of the Board terminating the Plan;
  or

    (b) ten years from the date the Plan was initially approved and adopted; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 9.

  18. COMPLIANCE WITH STATE AND FEDERAL LAW IN AUSTRALIA. The obligation of the Company to carry out the terms of this Agreement is subject to the condition precedent that they be carried out and are able to be carried out in full compliance with all requirements of State and Federal Law in Australia.

FIRST DATA CORPORATION                                                     PROXY
________________________________________________________________________________
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         FIRST DATA CORPORATION (FDC)

       I hereby appoint Henry C. Duques and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC held of record by me on March 16, 1998, at the Annual Meeting of Stockholders of FDC and at any adjournment or postponement thereof, in the manner specified below.

Item 1 - Election of Directors   [_] FOR all nominees listed below            [ ]  WITHHOLD AUTHORITY
                                     except as marked to the contrary below        to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

          BEN BURDETSKY          HENRY C. DUQUES        JOAN E. SPERO

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED AND FOR APPROVAL OF THE PROPOSALS PRESENTED.

         (continued, and to be signed and dated, on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (continued from reverse side)

ITEM 2 - The approval of an increase in the number of shares issuable under the Company's 1992 Long-Term Incentive Plan by 22,000,000 shares of the Company's Common Stock.

                        [_]  FOR        [_]  AGAINST          [_]  ABSTAIN

Item 3 - The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 1998.

                        [_]  FOR        [_]  AGAINST          [_]  ABSTAIN

Item 4 - In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

                        [_]  FOR        [_]  AGAINST          [_]  ABSTAIN


                                        ________________________________________
                                        SIGNATURE                           DATE

                                        ________________________________________
                                        SIGNATURE IF HELD JOINTLY           DATE

                                        PLEASE SIGN exactly as name appears to
                                        the left. Joint owners should each
                                        sign. Executors, administrators,
                                        trustees, etc. should so indicate when
                                        signing. If signer is a corporation,
                                        please sign full name by duly authorised officer.

  PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE

FIRST DATA CORPORATION                                                     PROXY
________________________________________________________________________________

   EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE FIRST DATA CORPORATION
      INCENTIVE SAVINGS PLAN (ISP) / EMPLOYEE STOCK PURCHASE PLANS (SPPs)
                               / RESTRICTED STOCK

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         FIRST DATA CORPORATION (FDC)

VOTING AUTHORIZATION FOR ISP SHARES - I hereby instruct The Dreyfus Trust Company (Dreyfus), as Trustee under the FDC ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held May 13, 1998, and at any postponement or adjournment thereof, in the manner specified below. Dreyfus will vote the ISP shares represented by this voting instruction if properly completed and signed by me and received back by May 8, 1998. The ISP Trust Agreement instructs Dreyfus to vote FDC shares allocated to my ISP account for which Dreyfus has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants' accounts for which Dreyfus received instructions from participants.

VOTING AUTHORIZATION FOR SPP SHARES AND RESTRICTED STOCK - I hereby appoint Henry C. Duques and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the SPP or as restricted stock on March 16, 1998, at the Annual Meeting of Stockholders of FDC and at any adjournment or postponement thereof, in the manner specified below. With respect to SPP Shares and Restricted Stock, this Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this Proxy will be voted for the election of the Directors indicated and for the approval of all Proposals presented.

         (continued, and to be signed and dated, on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Share Information -> Shown in this box are the number of shares of FDC stock, if any, beneficially held for you:
  (1) in the ISP,
  (2) in the SPP, and
  (3) as Restricted Stock
as of March 16, 1998 Record Date. Shares held in the ISP were provided by The Dreyus Trust Company.

Shares held in the Stock Purchase Plan were provided by Salomon Smith Barney.

Shares of Restricted Stock were provided by FDC Stock Plan Administration.

By completing and mailing the attached card in time for delivery before May 8, 1998, you will have voted all of your ISP, SPP and Restricted Stock shares.

If you own FDC shares outside of these Plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.
--------------------------------------------------------------------------------
                         (continued from reverse side)

Item 1 - Election of Directors    [_]  FOR all nominees listed below             [_]  WITHHOLD AUTHORITY
                                       except as marked to the contrary below         to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

          BEN BURDETSKY          HENRY C. DUQUES        JOAN E. SPERO

Item 2 - The approval of an increase in the number of shares issuable under the Company's 1992 Long-Term Incentive Plan by 22,000,000 shares of the Company's Common Stock.
                        [_]  FOR        [_]  AGAINST          [_]  ABSTAIN

Item 3 - The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 1998.
                        [_] FOR         [_] AGAINST           [_]  ABSTAIN

Item 4 - In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.
                        [_]  FOR        [_]  AGAINST          [_]  ABSTAIN


                                        ________________________________________
                                        SIGNATURE                           DATE

                                        ________________________________________
                                        SIGNATURE IF HELD JOINTLY           DATE

                                        PLEASE SIGN exactly as name appears to
                                        the left. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorised officer.

  PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE